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                              SUN COMMUNITIES, INC.
                       EXHIBIT 21 -- LIST OF SUBSIDIARIES

         Main operating subsidiary:

Sun Communities Operating Limited Partnership, a Michigan limited partnership

        Other subsidiaries (wholly-owned):

SCF Manager, Inc., a Michigan corporation
SCN Manager, Inc., a Michigan corporation
Sun Acquiring, Inc., a Kansas corporation
Sun Florida QRS, Inc., a Michigan corporation
Sun Houston QRS, Inc., a Michigan corporation
Sun QRS, Inc., a Michigan corporation
Sun Texas QRS, Inc., a Michigan corporation

          Subsidiaries of Sun Communities Operating Limited Partnership

8920 Associates, a Florida general partnership
Apple Orchard, LLC, a Michigan limited liability company
Arizona Finance L.L.C., a Michigan limited liability company
Aspen-Allendale Project, L.L.C., a Michigan limited liability company Aspen-Alpine Project, L.L.C., a Michigan limited liability company Aspen-Arbor Terrace, L.P., a Delaware limited partnership
Aspen-Bonita Lake Resort Limited Partnership, a Michigan limited partnership Aspen-Breezy Project Limited Partnership, a Michigan limited partnership Aspen-Brentwood Project, L.L.C., a Michigan limited liability company Aspen-Byron Project, L.L.C., a Michigan limited liability company Aspen-Country Project, L.L.C., a Michigan limited liability company Aspen-Cutler Associates, L.L.C., a Michigan limited liability company Aspen-Ft. Collins Limited Partnership, a Michigan limited partnership Aspen-Grand Project, L.L.C., a Michigan limited liability company Aspen-Holland Estates, L.L.C., a Michigan limited liability company Aspen-Indian Project Limited Partnership, a Michigan limited partnership Aspen-Kings Court, L.L.C., a Michigan limited liability company Aspen-Paradise Park II Limited Partnership, a Michigan limited partnership


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                             SUN COMMUNITIES, INC.
                 EXHIBIT 21 -- LIST OF SUBSIDIARIES, CONTINUED

Aspen-Presidential Project, L.L.C., a Michigan limited liability company Aspen-Siesta Bay Limited Partnership, a Michigan limited partnership Aspen-Silver Star II Limited Partnership, a Michigan limited partnership Aspen-Town & Country Associates II, L.L.C., a Michigan limited liability company Bedford Hills Mobile Village, L.L.C., a Michigan limited liability company
CM-GL Services, Inc., a Florida corporation
Family Retreat, Inc., a Michigan corporation
Highland West Development, LLC, a New Mexico limited liability company
Miami Lakes Venture Associates, a Florida general partnership
Mt. Morris MHC, L.L.C., a Michigan limited liability company
Snowbird Concessions, Inc., a Texas corporation
SunChamp, LLC, a Michigan limited liability company
Sun Communities Acquisitions, LLC, a Michigan limited liability company
Sun Communities Finance, LLC, a Michigan limited liability company
Sun Communities Funding Limited Partnership, a Michigan limited partnership
Sun Communities Houston Limited Partnership, a Michigan limited partnership
Sun Communities Mezzanine Lender, LLC, a Michigan limited liability company
Sun Communities Nevada GP L.L.C., a Michigan limited liability company
Sun Communities Nevada Limited Partnership, a Michigan limited partnership
Sun Communities Texas Limited Partnership, a Michigan limited partnership
Sun Communities Texas Mezzanine Lender Limited Partnership., a Michigan
  limited partnership
Sun Communities Funding GP L.L.C., a Michigan limited liability company Sun/Forest LLC, a Michigan limited liability company
Sun/Forest Holdings LLC, a Michigan limited liability company
Sun GP L.L.C., a Michigan limited liability company
Sun Home Services, Inc., a Michigan corporation
Sun Water Oak Golf, Inc., a Michigan corporation
Sun/York L.L.C., a Michigan limited liability company
White Oak Estates, L.L.C., a Michigan limited liability company
White Oak Estates Holding, L.L.C., a Michigan limited liability company